Exhibit (n)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form N-2 of Capital Southwest Corporation of our report dated May 31, 2018, with respect to the financial statements of TitanLiner, Inc. We also consent to the reference to our firm as an “independent auditor” under the captions “Independent Registered Public Accounting Firm” and “Item 25: Financial Statements and Exhibits” in such Registration Statement and related Prospectus.

/s/ Weaver and Tidwell, L.L.P.
Fort Worth, Texas
July 1, 2019